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                                  SUB-ITEM 77Q1

                          MFS VARIABLE INSURANCE TRUST

                                  On Behalf Of

                  MFS Institutional Emerging Markets Debt Fund

                    MFS Institutional Core Fixed Income Fund

                     MFS Institutional Large Cap Value Fund

                     MFS International Research Equity Fund

                  MFS Institutional Real Estate Investment Fund

The following documents are hereby incorporated to this N-SAR filing by reference (below):

1. Amendment to Amended and Restated Declaration of Trust to terminate the MFS Institutional Core Fixed Income Fund and the MFS Institutional Emerging Markets Debt Fund, dated October 3, 2000.

2. Form of Amendment to the Declaration of Trust - Establishment and Designation of Series.

3. Form of Investment Advisory Agreement between Registrant, on behalf of MFS Institutional Large Cap Value Fund and Massachusetts Financial Services Company, as adviser.

4. Form of Investment Advisory Agreement between Registrant, on behalf of MFS Institutional Research Equity Fund and Massachusetts Financial Services Company, as adviser.

5. Form of Investment Advisory Agreement between Registrant, on behalf of MFS Institutional Real Estate Investment Fund and Massachusetts Financial Services Company, as adviser.

6. Form of Sub-Investment Advisory Agreement by and between Massachusetts Financial Services Company and Sun Capital Advisers, Inc.

The above  referenced  documents are  incorporated  by reference to Registrant's
Post-Effective                  Amendment                 No.                 19

(File Nos. 33-37615 and 811-6174) as filed with the SEC via EDGAR on October 13, 2000.